Exhibit T3A-36

CORPORATE ACCESS NUMBER: 2010240824

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

WEATHERFORD CANADA LTD.

AMENDED ITS ARTICLES ON 2004/09/29.

Step 10

Form 4

ALBERTA	ARTICLES OF AMENDMENT

1. Name of Corporation	2. Corporate Access Number

WEATHERFORD CANADA LTD.	2010240824

3.                                      The Articles of Amalgamation of the Corporation are amended as follows:

Pursuant to section 173(l)(d) of the Business Corporations Act (Alberta), section 3 of the Articles of Amalgamation of the Corporation is amended by creating a new class of preferred shares to be designated as “Class A preferred shares” and in order to give further effect to such amendment:

(a)                                 Section 3 of the Articles of Amalgamation of the Corporation is deleted and replaced with the following:

“An unlimited number of common shares without nominal or par value and an unlimited number of Class A preferred shares without nominal or par value having attached thereto the rights, privileges, restrictions and conditions as set out in the attachment which is applicable to this section and which is incorporated into this form.”; and

(b)                                 The attachment which is applicable to this section and which is incorporated into this form shall become an attachment to the Articles of Amalgamation of the Corporation.

Date	Signature	Title

September 29, 2004	/s/ Burt M. Martin	Senior Vice President and Secretary
Burt M. Martin

Data entered on CORES

SEP 29 2004

[ILLEGIBLE]

Accredited User

THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

An unlimited number of common shares without nominal or par value and an unlimited number of Class A preferred shares without nominal or par value having attached thereto the rights, privileges, restrictions and conditions as set out as follows:

1.                                      COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the common shares in the capital of the Corporation (the “Common Shares”) are as follows:

a)                                     Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings.

b)                                     Payment of Dividends: The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or ratably with the Common Shares, the board of directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

c)                                      Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to the Common Shares, be entitled to participate ratably in any distribution of the assets of the Corporation.

2.                                      CLASS A PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Class A preferred shares in the capital of the Corporation (the “Class A Preferred Shares”) are as follows:

a)                                     Issue Price: The consideration for the issue of each Class A Preferred Share shall be equal to $10 (the “Class A Issue Price”).

b)                                     Voting Rights: The holders of the Class A Preferred Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation. With respect to all voting matters other than the election of the directors of the Corporation, the holders of the Class A Preferred Shares shall be entitled to exercise one vote in respect of each Class A Preferred Share. With respect to the election of the directors of the Corporation, the holders of the Class A Preferred Shares, as a class, shall be entitled to exercise that number of votes which is required to elect that number of directors which is equal to a whole number and which is equal to 10% (or such higher percentage as is necessary in order to equal the next whole number) of the total number of directors of the Corporation.

c)                                      Dividends:

(i)                                     Defined Term: In this paragraph 2(c) “Prevailing Market Dividend Rate” means, on any date, the prevailing market yield expressed as a percentage per annum and determined by the Corporation on such date based on an “approved rating” (as defined in National Instrument 44-101 of the Canadian Securities Administrators) for redeemable and retractable preferred shares issued by Canadian issuers, as determined by an “approved rating organization” (as defined in National Instrument 44-101 of the Canadian Securities Administrators) selected by the Corporation (or, if after the date upon which these Class A Preferred Share provisions become effective, such basis of rating or method of determining such rating is altered, modified or otherwise revised, such other rating as is equivalent as nearly as possible to an “approved rating” or as determined in such other manner as is generally recognized as appropriate for making such determination).

(ii)                                  Payment of Dividends: Subject to the Business Corporations Act (Alberta) (the “ABCA”), each holder of a Class A Preferred Share shall be entitled to receive, and the Corporation shall pay on such holder’s Class A Preferred Shares, as and when declared and payable, fixed, preferential, cumulative dividends calculated at the rate equal to the Prevailing Market Dividend Rate in effect as at the date of issuance of such Class A Preferred Shares. All dividends on the Class A Preferred Shares shall be declared and paid in equivalent amounts per share on each outstanding Class A Preferred Share. Dividends in respect of a Class A Preferred Share for the financial year of the Corporation in which the Class A Preferred Share is issued shall accrue from the date of issue of that Class A Preferred Share. Dividends declared on the Class A Preferred Shares in respect of any given financial year of the Corporation shall be payable on the last business day of the third month following the end of such financial year. The board of directors shall be entitled to declare part of a fixed, preferential, cumulative dividend for any financial year of the Corporation notwithstanding that the dividend for that financial year may not be declared in full. If within three months after the expiration of any financial year of the Corporation the board of directors in its discretion does not declare any dividend on a Class A Preferred Share for that financial year, or only declares a part of a fixed, preferential, cumulative dividend, then the rights of the holder of that Class A Preferred Share to the undeclared dividend or undeclared part of that dividend for that financial year of the Corporation shall accrue and be paid on the next following date upon which dividends are paid on the Class A Preferred Shares or such other date as may be specified in these Class A Preferred Share provisions. A holder of a Class A Preferred Share shall not be entitled to any dividends other than or in excess of the fixed, preferential, cumulative dividends provided for in these Class A Preferred Share provisions.

(iii)                               Method of Payment: Dividends declared on the Class A Preferred Shares may be paid, at the option of the Corporation, in cash, property or additional Class A Preferred Shares or any combination thereof less any tax required to be withheld by the Corporation. With respect to any payment in cash, cheques of the Corporation payable at par at any branch of the Corporation’s banker in Canada may be issued in respect of the dividends on the Class A Preferred Shares and delivery of such cheque in the required amount to a holder of Class A Preferred Shares shall satisfy the dividends on such holder’s Class A Preferred Shares. Dividends that are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remains unclaimed for a period of six years from the date on which the dividends were declared to be payable shall be forfeited to the Corporation. Except with the consent in writing of the holders of all Class A Preferred Shares outstanding, the Corporation shall not, in a particular financial year of the Corporation or within the three months immediately after the end of that financial year: (A) declare, pay or set apart for payment any dividend on the Common Shares or shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends; (B) redeem, purchase or otherwise acquire for value less than all of the then outstanding Class A Preferred

Shares; or (C) purchase or otherwise acquire for value any Common Shares or shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends while any Class A Preferred Shares are outstanding, unless in each case, all declared and unpaid dividends on the Class A Preferred Shares have been paid in full or set apart for payment and the fixed, preferential, cumulative dividend for that year on the Class A Preferred Shares then outstanding has been declared and paid in full or set apart for payment.

d)                                     Dissolution: In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the property of the Corporation among its shareholders for the purposes of liquidation, dissolution or winding-up, each holder of a Class A Preferred Share shall be entitled to preference over the holders of the Common Shares and the holders of shares of any other class of the Corporation ranking junior to the Class A Preferred Shares with respect to the return of capital. Each holder of a Class A Preferred Share shall be entitled to receive from the Corporation the Class A Issue Price for each of that holder’s Class A Preferred Shares, together with all declared and unpaid dividends on each of that holder’s Class A Preferred Shares.

e)                                      Purchase for Cancellation: Subject to paragraph 2(h) of these Class A Preferred Share provisions and the ABCA, the Corporation may purchase for cancellation any part of the outstanding Class A Preferred Shares at the lowest price at which, in the opinion of the board of directors, those Class A Preferred Shares are obtainable but not exceeding the Class A Issue Price per share, plus an amount equal to all dividends, if any, declared and unpaid on those Class A Preferred Shares to and including the date fixed for purchase, together with the costs of purchase, less any tax required to be withheld by the Corporation. The Corporation may purchase Class A Preferred Shares in response to tenders received by the Corporation upon request for tenders, except when the purchase is made on the open market or all holders of the Class A Preferred Shares consent to the purchase. If the Corporation requests tenders, then the Corporation shall send a request for tenders to each holder of Class A Preferred Shares. The Corporation may accept only the lowest tenders. If, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to only part of the Class A Preferred Shares offered, then the Corporation may accept only part of the Class A Preferred Shares offered in each tender in proportion as nearly as possible to the total number of Class A Preferred Shares offered in each tender (disregarding fractions). The Corporation shall send a notice to each holder of Class A Preferred Shares whose tender has been accepted, either in whole or in part, notifying the holder of the number of Class A Preferred Shares which have been accepted. A holder of Class A Preferred Shares shall have a period of 10 days after the Corporation sends its notice of acceptance to surrender the share certificate or certificates representing not less than the number of Class A

Preferred Shares accepted by the Corporation. All surrendered share certificates shall be endorsed in blank or assigned for transfer and, if required by the Corporation, the endorsement or assignment shall be guaranteed by a chartered bank or trust company. The share certificates shall also be accompanied by any other supporting documents required by the Corporation. Upon receipt of the surrendered share certificate or certificates from a holder of Class A Preferred Shares, the Corporation shall send to that holder a cheque in immediately available funds in payment for the Class A Preferred Shares or, if applicable, the non-cash consideration agreed upon by the Corporation and that holder. If the number of Class A Preferred Shares accepted by the Corporation from a holder of Class A Preferred Shares is less than the number of Class A Preferred Shares represented by the share certificate or certificates surrendered by the holder, a new certificate for the balance of that holder’s Class A Preferred Shares shall be issued to that holder at the expense of the Corporation. Upon completion of any share purchase under these Class A Preferred Share provisions, the purchased Class A Preferred Shares shall be cancelled and shall cease to be entitled to dividends or any other participation in the property of the Corporation, the certificates representing them shall be cancelled and the holders of those Class A Preferred Shares shall not be entitled to exercise any of the rights of shareholders in respect of them. The Corporation shall send a notice to a holder of Class A Preferred Shares whose tender has not been accepted notifying the holder that none of the holder’s Class A Preferred Shares have been accepted for purchase by the Corporation. Any notice or document required to be sent under these Class A Preferred Share provisions shall be sent in accordance with these provisions. A notice or document sent in accordance with these provisions shall be deemed to be given on the date on which it is delivered or, if mailed, on the earlier of the date of actual receipt and three business days after the date of mailing. Any notice, cheque or other document required to be sent by the Corporation to a holder of Class A Preferred Shares shall be sent by prepaid first class mail or delivered and shall be addressed to the holder at that holder’s address as it appears on the records of the Corporation or, in the event of the address of any holder of Class A Preferred Shares not so appearing, then at the last known address of that holder. Any notice, certificate or other document required to be sent by a holder of Class A Preferred Shares to the Corporation shall be sent by prepaid first class mail or delivered to the Corporation at the address of its registered office.

f)                                       Redemption:

(i)                                     Optional Redemption: The Corporation may, subject to this paragraph and paragraph 2(h) of these Class A Preferred Share provisions and the ABCA, upon giving notice as prescribed in these Class A Preferred Share provisions, redeem any Class A Preferred Share upon payment of the Class A Issue Price for that Class A Preferred Share, plus an amount equal to all declared and unpaid dividends on that Class A Preferred Share, less any tax required to be withheld by the Corporation (the “Redemption Price”).

(ii)                                  Partial Redemption: If only some of the Class A Preferred Shares are at any time to be redeemed, then those Class A Preferred Shares shall be selected by lot in the manner which the board of directors determines or, if the board of directors does not so determine, on a pro rata basis, disregarding fractions, according to the number of Class A Preferred Shares held by each registered holder of Class A Preferred Shares.

(iii)                               Method of Redemption: In the case of the redemption of Class A Preferred Shares under the provisions of these Class A Preferred Share provisions, the Corporation shall, at least 30 days before the date specified for redemption or such shorter time period as may be acceptable to the holders of the Class A Preferred Shares (the “Redemption Date”), send by prepaid first class mail or deliver to each person who at the date of mailing or delivery is a registered holder of Class A Preferred Shares to be redeemed a notice (the “Redemption Notice”) in the form attached as Appendix “A” hereto and giving notice of the intention of the Corporation to redeem those Class A Preferred Shares. The Redemption Notice shall be addressed to each holder of Class A Preferred Shares to be redeemed at that holder’s address as it appears on the records of the Corporation or, in the event of the address of any holder of Class A Preferred Shares not so appearing, then at the last known address of that holder. The Redemption Notice shall set out the Redemption Price, the Redemption Date, the place or places of redemption and, if only some of the Class A Preferred Shares held by that holder are to be redeemed, then the number of Class A Preferred Shares to be redeemed. The accidental failure to give a Redemption Notice to one or more of the holders of Class A Preferred Shares shall not affect the validity of the redemption, but upon a failure being discovered, notice shall be given as soon as is reasonably possible to that holder or holders, and such notice shall have the same effect as if given 30 days before the Redemption Date. On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holder of each Class A Preferred Share to be redeemed the Redemption Price, on presentation and surrender of the certificate representing that Class A Preferred Share at the registered office of the Corporation or any other place designated in the

Redemption Notice. If only some of the Class A Preferred Shares represented by any certificate are redeemed, then a new certificate for the balance of the holder’s Class A Preferred Shares shall be issued at the expense of the Corporation. The Corporation shall have the right, at any time after the mailing or delivery of the Redemption Notice, to deposit the Redemption Price of each Class A Preferred Share called for redemption, or of each Class A Preferred Share which is represented by a certificate which has not at the date of the deposit been surrendered by the holder of the certificate in connection with the redemption, to a special account maintained by the Corporation with a branch of a Canadian chartered bank or trust company (the “Trustee”) designated by the Corporation in the Redemption Notice. The Redemption Price shall be paid without interest to or to the order of the respective holders whose Class A Preferred Shares have been called for redemption, upon presentation and surrender to the Trustee of the certificates representing those Class A Preferred Shares. Upon that deposit being made (or upon the Redemption Date, whichever is later) the Class A Preferred Shares in respect of which the deposit has been made shall be deemed to have been redeemed and the rights of the holders of those Class A Preferred Shares after the deposit (or the Redemption Date, as the case may be) shall be limited to receiving the Redemption Price, without interest, upon presentation and surrender to the Trustee of the certificate or certificates representing the Class A Preferred Shares which have been redeemed. Any interest accrued on the Redemption Price shall belong to the Corporation. Subject to these Class A Preferred Share provisions, on and after the Redemption Date, the Class A Preferred Shares called for redemption shall cease to be entitled to dividends or any other participation in the property of the Corporation and the holders of the Class A Preferred Shares called for redemption shall not be entitled to exercise any of the rights of shareholders in respect of those Class A Preferred Shares unless payment of the Redemption Price is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the Class A Preferred Shares that have been called for redemption shall remain unaffected. Any Redemption Price represented by a cheque that has not been presented for payment or that otherwise remains unclaimed (including money held on deposit to the special account) for a period of six years from the Redemption Date shall be forfeited to the Corporation. The Class A Preferred Shares which have been redeemed and in respect of which the Redemption Price has been paid shall be cancelled.

g)                                      Retraction: Subject to the ABCA, every holder of Class A Preferred Shares shall be entitled to require the Corporation to redeem the Class A Preferred Shares held by that holder upon payment of the Class A Issue Price for each Class A Preferred Share, together with all declared and unpaid dividends on the Class A Preferred Share, less any tax required to be withheld by the Corporation (the “Retraction Price”) provided that the Retraction Date (as defined below) shall not be earlier than the third anniversary of the date of issuance of the Class A Preferred Shares to be redeemed by the Corporation. In the case of the redemption of Class A Preferred Shares under these Class A Preferred Share provisions, the holder shall surrender the certificate or certificates representing the Class A Preferred Shares to be redeemed at the registered office of the Corporation accompanied by a notice (the “Retraction Notice”) in the form attached as Appendix “B” hereto signed by the holder requiring the Corporation to redeem all or a specified number of the Class A Preferred Shares represented by the Retraction Notice. As soon as is practicable following receipt of a Retraction Notice and, in any event, within 30 days of receipt of a Retraction Notice, whichever is earlier (the “Retraction Date”), the Corporation shall pay or cause to be paid to or to the order of the holder of the Class A Preferred Shares to be redeemed the Retraction Price. If only some of the Class A Preferred Shares represented by any certificate are redeemed, then a new certificate for the balance of the holder’s Class A Preferred Shares shall be issued at the expense of the Corporation. After the Retraction Date, the Class A Preferred Shares tendered for redemption shall cease to be entitled to dividends and the holders of those Class A Preferred Shares shall not be entitled to exercise any of the rights of shareholders in respect of the Class A Preferred Shares unless payment of the Retraction Price is not made, in which case the rights of the holders of the Class A Preferred Shares that have been tendered for redemption shall remain unaffected.

h)                                     Restrictions on Dividends and Retirement of Shares: While any of the Class A Preferred Shares are outstanding, the Corporation shall not:

(i)                                     declare, pay or set apart for payment any dividends (other than stock dividends) on the Common Shares or any other shares of the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends or the return of capital in the event of the liquidation, dissolution or winding-up of the Corporation;

(ii)                                  redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, any shares of the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends or the return of capital in the event of the liquidation, dissolution or winding-up of the Corporation (except through the use of the net cash proceeds from a substantially concurrent issue of shares ranking junior to the Class A Preferred Shares with respect to the payment of dividends or the return of capital in the event of the liquidation, dissolution or winding-up of the Corporation);

(iii)          redeem, purchase or otherwise pay off or retire for value, or make any capital distribution in respect of, any shares of the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends or the return of capital in the event of the liquidation, dissolution or winding-up of the Corporation (except in connection with the redemption of any of those shares on a particular date pursuant to a retraction privilege attaching to them); or

(iv)                              redeem, purchase or otherwise pay off or retire for value less than all of the Class A Preferred Shares (except in connection with the redemption of Class A Preferred Shares pursuant to a retraction privilege set out in paragraph 2(g) of these Class A Preferred Share provisions);

unless, in each case, all dividends then payable on the Class A Preferred Shares and on all other shares of the Corporation ranking senior to or on a parity with the Class A Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment or unless the action has been approved by the holders of the Class A Preferred Shares.

i)                                         Ranking: The rights, privileges and entitlements of a Class A Preferred Share rank ratably and on a parity with those of all other Class A Preferred Shares. Except where otherwise specifically stated, the rights, privileges and entitlements of the Class A Preferred Shares rank in priority to the rights, privileges and entitlements of the Common Shares.

j)                                        Creation and Issuance of Additional Shares: While any of the Class A Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Class A Preferred Shares, create or issue any shares ranking senior to the Class A Preferred Shares with respect to the payment of dividends or the return of capital in the event of the liquidation, dissolution or winding-up of the Corporation.

k)                                     Amendments: Paragraphs 2(a) to (l) inclusive of these Class A Preferred Share provisions may be deleted, varied, modified, amended or amplified in accordance with the ABCA, but only with the prior approval of the holders of the Class A Preferred Shares given as specified in paragraph 2(l) of these Class A Preferred Share provisions.

l)                                         Approval of Holders of Class A Preferred Shares: The approval of the holders of Class A Preferred Shares with respect to any matter referred to in these Class A Preferred Share provisions or any other matter requiring the consent of the holders of the Class A Preferred Shares shall be given in the manner required by law, subject to a minimum requirement that the approval shall be given by resolution signed by all of the holders of the then outstanding Class A Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast by the holders of Class A Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Class A Preferred Shares duly called for that purpose and at which holders of not less than 1/3 of all Class A Preferred Shares then outstanding are present in person or represented by proxy in accordance with the ABCA or any applicable by-law of the Corporation. If at a meeting called to obtain approval with respect to any matter in these Class A Preferred Share provisions or any other matter requiring the consent of the holders of the Class A Preferred Shares, when originally held, the holders of at least 1/3 of all Class A Preferred Shares then outstanding are not present in person or represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to a date, being not less than 15 days later, and to a time and place as may be fixed by the person appointed to chair the meeting. At the adjourned meeting the holders of Class A Preferred Shares present in person or represented by proxy, whether or not they hold more or less than 1/3 of all Class A Preferred Shares then outstanding, shall be entitled to transact the business for which the meeting was originally called and a resolution duly passed and carried by not less than 2/3 of the votes cast on a poll at the adjourned meeting shall constitute the approval of the holders of the Class A Preferred Shares. Notice of any original meeting of the holders of the Class A Preferred Shares shall be given not less than 21 days prior to the date fixed for the meeting and shall specify in general terms the purpose for which the meeting is called. Notice of an adjourned meeting shall be given not less than 10 days prior to the date fixed for the adjourned meeting, but such notice need not specify the purpose for which the meeting is called. The formalities to be observed with respect to the giving of notice and to the conduct of any meeting shall be those required by the ABCA and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Class A Preferred Shares, each holder present in person or represented by proxy shall be entitled to one vote for each Class A Preferred Share held by that holder.

APPENDIX “A”

Redemption Notice

To:                             Weatherford Investment (Luxembourg) SARL

Weatherford Canada Ltd. hereby irrevocably elects to redeem                        Class A preferred shares in the capital of Weatherford Canada Ltd. for a Redemption Price of $               . The Redemption Date shall be no later than                    , 20   .

Dated as of the                 day of                      , 20   .

WEATHERFORD CANADA LTD.
Per:

Instructions:

1.                                      This Redemption Notice must be completed and signed by Weatherford Canada Ltd. and this Redemption Notice must be sent to Weatherford Investment (Luxembourg) SARL at its office in Luxembourg, Grand-Duchy of Luxembourg or at its registered office with a copy to Weatherford International, Inc. at its office in Houston, Texas (Attention: Tax Director).

2.                                      In order to receive the Redemption Price, Weatherford Investment (Luxembourg) SARL shall surrender the share certificate(s) representing the Class A preferred shares to be redeemed to Weatherford Canada Ltd. at its office in Nisku, Alberta or at its registered office.

3.                                      If less than all of the Class A preferred shares represented by the share certificate(s) issued to Weatherford Investment (Luxembourg) SARL are to be redeemed, then a share certificate representing the remaining Class A preferred shares will be issued to Weatherford Investment (Luxembourg) SARL.

4.                                      The Redemption Date must be a business day and must not be less than 30 days after the date upon which this Redemption Notice is received by Weatherford Investment (Luxembourg) SARL.

APPENDIX “B”

Retraction Notice

To:                             Weatherford Canada Ltd.

Weatherford Investment (Luxembourg) SARL hereby irrevocably requests Weatherford Canada Ltd. to redeem                        Class A preferred shares in the capital of Weatherford Canada Ltd. for a Retraction Price of $               .The Retraction Date shall be no later than                   , 20  .

Dated as of the                 day of                      , 20   .

WEATHERFORD INVESTMENT (LUXEMBOURG) SARL
Per:

Instructions:

1.                                      This Retraction Notice must be completed and signed by Weatherford Investment (Luxembourg) SARL and this Retraction Notice, together with the share certificate(s) representing the Class A preferred shares to be redeemed, must be surrendered to Weatherford Canada Ltd. at its office in Nisku, Alberta or at its registered office with a copy to Weatherford International, Inc. at its office in Houston, Texas (Attention: Tax Director).

2.                                      If less than all of the Class A preferred shares represented by the attached share certificate(s) are to be redeemed, then a share certificate representing the remaining Class A preferred shares will be issued to Weatherford Investment (Luxembourg) SARL.

3.                                      The Retraction Date must be a business day and must not be less than 30 days after the date upon which this Retraction Notice is received by Weatherford Canada Ltd. and shall not be earlier than the third anniversary of the date of issuance of the Class A preferred shares to be redeemed.